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                                                                    EXHIBIT 4.5



September 10, 1996




Newsun Limited
c/o ABN AMRO Trust Company
80 Rue du Rhone
1204 Geneva, Switzerland

Dear Mr. Steinmetz

This letter of agreement confirms the terms of a verbal agreement between First Pacific Networks, Inc., a Delaware corporation (the "Company") and Newsun Limited ("Holder") as the holder of 2,500 shares of Series E Preferred Stock of the Company (the "Shares") made in August, 1996. Those terms are as follows:

    1. REGISTRATION RIGHTS. The Company will effect the registration under the Securities Act of 1933, as amended (the "Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission") of the resale of all shares of Common Stock of the Company issuable upon conversion of the Shares ("Registration Shares") and, in connection therewith, it will:

         (a) prepare and file with the Commission on or before September 12, 1996 (the "Outside Filing Date") a registration statement on
         Form S-3 (the "Registration Statement") with respect to One Hundred Twenty percent (120%) of such number of Registration Shares as would be issuable on the date of filing of the Registration Statement if all of the Shares were converted on that date, pursuant to the rules and regulations of the Commission and cause the Registration Statement to become and remain effective for a period of not less than six months;

         (b) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for a period of not less than six months and comply with the applicable provisions of the rules and regulations of the Commission;

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         (c)  furnish to Holder such number of copies of each prospectus included in the Registration Statement for the Registration Shares, including each preliminary prospectus, each of which shall be in conformity with the requirements of the rules and regulations of the Commission;

         (d) notify Holder at any time when a prospectus relating to such Registration Shares is required to be delivered under rules and regulations of the Commission within the appropriate period mentioned in clause (b) preceding, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of circumstances then existing, and at Holder's request, prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registration Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

         (e) cause all of the Registration Shares to be listed on the NASDAQ SmallCap Market; and

         (f) in instances where an exemption from all qualification is not available, register or qualify the Registration Shares under the securities or Blue Sky laws of such jurisdictions as Holder shall reasonably request; provided, that the Company shall not be required to register or qualify under the Blue Sky laws in states where the Company is already cleared.

    2. INDEMNIFICATION. (a)(i) In anticipation of the registration of the Registration Shares under the Act and the rules and regulations promulgated thereunder pursuant to this agreement, the Company will: (i) indemnify and hold harmless Holder and each other person, if any, who controls Holder within the meaning of the Act (each such party, an "Indemnified Party"), to the fullest extent permitted by law, against any losses, claims, damages or liabilities, joint or several, to which any such Indemnified Party may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which the Registration Shares were registered under the Act and the rules and regulations promulgated thereunder, any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the

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    circumstances under which they were made, not misleading; and (ii)
    reimburse each Indemnified Party for any legal or any other expenses reasonably incurred thereby in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Indemnified Party specifically for use in the preparation thereof.

    (b) Holder will (i) indemnify and hold harmless the Company and each other person, if any, who controls the Company within the meaning of the Act, to the fullest extent permitted by law, against any losses, claims, damage or liabilities, joint or several, to which the Company or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which the Registration Shares were registered under the Act and the rules and regulations promulgated thereunder, any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or any action or inaction of Holder in connection with the resale of the Securities, and (ii) reimburse the Company and each other person, if any, who controls the Company within the meaning of the Act or any legal or other expenses reasonably incurred thereby in connection with investigating or defending any such loss, claim, damage, liability or action; in each case to the extent and only to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by Holder specifically for use in the preparation thereof, provided, however, that the aggregate liability of Holder to the Company or such controlling person shall be limited to the net proceeds received by Holder from the sale of Registration Shares covered by such Registration Statement.

         (c)  In addition to the indemnification provided in clauses (a) and
         (b), each of the Company and Holder agrees to indemnify the other and hold the other harmless from and against any and all loses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) which the other party may sustain or incur in connection with the breach by the indemnifying party of any representations, warranty or covenant made by in this agreement.

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    3.  FORBEARANCE.  Holder agrees to forebear from conversion of no more than 1,250 Shares of Series E Preferred Stock until or after the date and time of the effectiveness of the Registration Statement, provided that the Registration Statement is filed on or before the Outside Filing Date and is effective within 105 days of the date hereof (the "Outside Effectiveness Date").

    4. TERMINATION. The obligations of the parties hereunder will terminate without liability to either party or the failure of the Company to file the Registration Statement by the Outside Filing Date or of the Registration Statement to become effective by the Outside Effectiveness Date.

                                       Very truly yours,

                                       FIRST PACIFIC NETWORKS, INC.


                                       By: Kenneth W. Schneider
                                          ---------------------------

                                       Title: Chief Financial Officer
                                             ------------------------

AGREED TO AND ACCEPTED

NEWSUN LIMITED


By: Raz Steinmetz
   ---------------------------

Title: By Proxy
     ------------------------